                                                          RECEIVED
                                                         FEB 05 1997
                                               Utah Div. of Corp. & Comm. Code

                         ARTICLES OF AMENDMENT ADOPTING

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           STEAMBOAT DEVELOPMENT CORP.

      STEAMBOAT DEVELOPMENT CORP., a Utah corporation organized under the Utah
Revised "Business Corporation Act, hereby amends and restates its Articles of
Incorporation in accordance with the provisions of the Utah Revised Business
Corporation Act, as amended, as follows:

      FIRST:      The name of the corporation is Steamboat Development Corp.

      SECOND:     The Articles of Incorporation are amended and restated to read as the Restated Articles of Incorporation attached hereto.

      THIRD:      The Restated Articles of Incorporation, and the amendments contained therein, were duly adopted by the shareholders of the corporation in an Action By Unanimous Written Consent dated as of August 30, 1996.

      FOURTH:     All shares of the corporation's capital stock are designated as common stock. The number of shares of the corporation's common stock outstanding at the time of adoption of the Restated Articles of Incorporation was 10. The number of votes entitle to be cast was 10. All such votes were cast in favor of the Restated Articles of Incorporation, and the amendments contained therein, by unanimous written consent, and no votes were cast against.

      Dated as of the 30th day of August, 1996.

       State of Utah                        By:  _______________________________
   Department of Commerce                   Its: President
Division of Corporations and
      Commercial Code

I Hereby certify that the foregoing
has been filed and approved on              By:  _______________________________
the 5th day of Feb. 1997 in the office      Its: Secretary
of this Division and hereby issue
this Certificate thereof.

Examiner /s/ BS  Date 2/11/97
         -------

            /s/ KORLA T. WOODS
[STAMP]     ------------------
              KORLA T. WOODS
             Division Director

Amended articles\sdc

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                          STEAMBOAT DEVELOPMENT CORP.

      We, the undersigned natural persons of the age of twenty-one years or more, being the Directors and Shareholders of a corporation under the Utah
Revised Business Corporation Act, Chapter 10a of Title 16 of the Utah Code of
1953, as amended, adopt the following Restated Articles of Incorporation for such corporation:

                                 ARTICLE I - NAME

      The name of this corporation is Steamboat Development Corp.

                              ARTICLE II - DURATION

      The period of its duration is perpetual.

                             ARTICLE III - PURPOSES

      This corporation is organized for any and all lawful purposes for which corporations may be organized under this Act, but is primarily organized to facilitate financing of two geothermal power plants located at Steamboat
Springs, Nevada. The corporation shall have and exercise all powers necessary or convenient for the carrying out of any or all of the purposes for which it is organized.

                                    IV - STOCK

      The aggregate number of shares which the corporation shall be authorized to issue is 15 shares of no par value per share. All stock of this corporation shall be of the same class, common, and shall gave the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call and shall be nonassessable.

                         ARTICLE V - EFFECT OF REVISION

      These Restated Articles of Incorporation shall supersede the original
Articles of Incorporation and all other prior amendments hereto.

                          ARTICLE VI - REGISTERED AGENT

      The name of the registered agent and the address of the registered office of the corporation are as follows:

      Thomas A. Quinn
      921 Executive Park Drive, Suite B
      Salt Lake City, UT 84117

                             ARTICLE VII - DIRECTORS

      The number of directors constituting the board of directors of this corporation shall be not less than three (3) nor more than nine (9). The names and addresses of the members of the board of directors, who are to serve until their successors are elected and qualify, are as follows:

      Thomas A. Quinn                          Alan O. Melchior
      921 Executive Park Drive, Suite B        921 Executive Park Drive, Suite B
      Salt Lake City, UT 84117                 Salt Lake City, UT 84117

      Ronald E. Burch
      921 Executive Park Drive, Suite B
      Salt Lake City, UT 84117

      DATED effective the 30th day of August, 1996.

REGISTERED AGENT:

/s/ Thomas A. Quinn                            /s/ Thomas A. Quinn
-------------------                            ---------------------------------
Thomas A. Quinn                                Thomas A. Quinn, Director

                                               /s/ Ronald E. Burch
                                               ---------------------------------
                                               Ronald E. Burch, Director

                                               /s/ Alan O. Melchior
                                               ---------------------------------
                                               Alan O. Melchior, Director

Restated articles/sdc
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